Exhibit 99.1

STORE Capital Appoints David Edwards and Jawad Ahsan

to its Board of Directors

SCOTTSDALE, Ariz., February 23, 2022 - STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced the addition of David Edwards, Ph.D., Managing Partner of Edwards Williams Consulting, LLC and Jawad Ahsan, Chief Financial Officer of Axon Enterprise, Inc. to its Board of Directors, effective February 17, 2022. With these two appointments, STORE Capital’s Board is now comprised of nine directors, eight of whom are independent.

“I am delighted to welcome David and Jawad to our Board of Directors,” said Tawn Kelley, Chair of the Board of STORE Capital. “We are committed to sound corporate governance with the addition of two independent Board members. Both individuals bring a wealth of relevant knowledge and diverse business experience. We look forward to their contributions to our Board.”

Mary Fedewa, President and CEO of STORE Capital added, “We are excited to have David and Jawad join our Board of Directors. David’s background in data driven optimization solutions and risk management will complement our Board of Directors as we continue to expand STORE’s business platform through the use of analytics and technology. Jawad’s strong finance background and expertise in building highly functioning teams will also complement our existing Board and provide important insights into developing our most valuable asset – our employees.”

The Company also announced that Einar Seadler retired from the Board, effective February 17, 2022. Ms. Kelley said, “On behalf of our entire Board, I would like to thank Einar for his dedicated service and valuable contributions over the past six years. We wish him the very best in the future.”

David Edwards, Ph.D., is Managing Partner and Co-founder of Edwards Williams Consulting, LLC, a consulting firm that advises enterprise clients on successfully navigating the increasingly complex universe of data, analytics and marketing technology. Prior to founding the firm in 2014, he was Senior Vice President and Chief Customer Officer at TIAA, a role he assumed in 2006, where he led teams responsible for marketing capabilities, customer insights and loyalty. From 1995 to 2006, Mr. Edwards held various leadership roles at American Express, including Senior Vice President and Head of Customer Acquisition and Loyalty for its international business. In that role, Mr. Edwards developed a range of customer marketing capabilities, including automation of customer cross-sell marketing processes, data-driven acquisition investment optimization solutions and risk management. He also held leadership positions at Citibank and Dun & Bradstreet. Mr. Edwards earned a Ph.D. in economics from Texas A&M University, where his dissertation was on the value of information in business decision-making.

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STORE Capital Corporation

Jawad Ahsan is Chief Financial Officer of Axon Enterprise, Inc. (NASDAQ: AXON), the global leader in connected public safety technologies. He also serves on the board of Aira, Inc., a leading wireless charging company. Previously, Mr. Ahsan served from 2014 to 2017 as Chief Financial Officer of a market intelligence technology company that is now part of Kantar. Prior, he spent 13 years at GE, where he held various leadership roles in audit, risk management and finance, including Chief Financial Officer of GE Healthcare’s Centricity EHR and enterprise software businesses. Mr. Ahsan earned a Master of Business Administration from MIT’s Sloan School of Management and a bachelor’s degree in economics from the College of the Holy Cross.

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in more than 2,750 property locations, substantially all of which are profit centers, across the United States. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Financial Profiles, Inc.

STORECapital@finprofiles.com

Investors or Media:

Moira Conlon, 310-622-8220

Megan McGrath, 310-622-8248

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